As filed with the Securities and Exchange Commission on March 4, 2014
Registration No. 333-193316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

10758 West Centennial Road, Suite 200

 Littleton, Colorado 80127

720-981-4588

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Penne A. Goplerud

General Counsel and Corporate Secretary

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

720-981-4588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

  Brian Boonstra

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

303-892-9400

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
Title of Each Class of	Amount to		Maximum		Maximum
Securities To Be	be		Offering Price		Aggregate	Amount of
Registered (1)	Registered (1)		per Share		Offering Price	Registration Fee (2) (2)
Common Shares, no par value	12,908,203	(3)	$1.35	(4)	$17,426,074	$2,245

(1)	Pursuant to Rule 416(b) under the Securities Act, the Common Shares offered hereby also include an indeterminate number of additional Common Shares as may from time to time become issuable by reason of stock splits or stock dividends.

(2)	Previously paid.

(3)	Represents (a) 4,709,089 Common Shares issued to the Selling Shareholders in a December 2013 private placement, (b) 2,354,547 Common Shares issuable upon exercise of warrants issued to the Selling Shareholders in the December 2013 private placement, and (c) 5,844,567 Common Shares issuable upon exercise of warrants held by a Selling Shareholder that were issued in connection with two debt facilities entered into by the Company during 2013.

(4)	Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of our Common Shares as reported by NYSE MKT on January 8, 2014, in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 4, 2014

UR-ENERGY INC.

12,908,203 Common Shares Offered by the Selling Shareholders

The selling shareholders named herein (the “Selling Shareholders”) may sell from time to time up to 12,908,203 common shares, no par value, of Ur-Energy Inc. (“Ur-Energy,” “we,” “us,” or “our”) which includes 4,709,089 common shares held by the Selling Shareholders and 8,199,114 common shares issuable upon exercise of warrants that are held by the Selling Shareholders (together, the “Common Shares”). The Common Shares offered hereby were issued to the Selling Shareholders in connection with certain financing transactions completed during 2013. In December 2013 we completed a private placement (the “Private Placement”) of 4,709,089 units to certain accredited investors, with each unit consisting of one common share and one-half of a three-year warrant to purchase one common share at an exercise price of $1.35 per share. This prospectus (this “Prospectus”) includes the 4,709,089 shares received by certain of the Selling Shareholders in the Private Placement as well as 2,354,547 shares issuable upon exercise of the warrants received by such Selling Shareholders in the Private Placement.

In addition, this Prospectus includes 5,844,567 Common Shares issuable upon exercise of warrants received by RMB Australia Holdings Ltd. (“RMBAH”) in connection with certain debt financing provided by RMBAH. RMBAH is the lender under our Amendment and Restatement Agreement-Facility Agreement, dated June 24, 2013 (“First Facility Agreement”) and our Facility Agreement dated August 27, 2013 (“Second Facility Agreement”). In connection with the First Facility Agreement, on June 24, 2013 we issued warrants to RMBAH to purchase 4,294,167 common shares at an exercise price of Cdn$1.20 per common share, exercisable through June 24, 2018. In connection with the Second Facility Agreement, on August 27, 2013 we issued warrants to purchase 3,100,800 common shares at an exercise price of Cdn$1.25 per common share, exercisable through August 27, 2018. As of January 7, 2014, we had borrowed $5,000,000 under the First Facility Agreement and the Second Facility Agreement had been repaid and terminated. The number of warrants issued in connection with the Second Facility Agreement was subsequently reduced to 1,550,400 as a result of our repayment of the amount outstanding under the Second Facility Agreement.

Each of the transactions by which the Selling Shareholders acquired their Common Shares (or will acquire their Common Shares upon exercise of the warrants) from us was exempt under the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”).

The prices at which the Selling Shareholders may sell the Common Shares will be determined by the prevailing market price for such Common Shares. We will not receive any of the proceeds from the sale of the Common Shares by the Selling Shareholders. We will bear all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the Selling Shareholders in disposing of the Common Shares.

Our registration of the Common Shares covered by this Prospectus does not mean that the Selling Shareholders will sell any of the Common Shares. The Selling Shareholders may sell the Common Shares covered by this Prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell their respective Common Shares in the section entitled “Plan of Distribution” beginning on page 15.

Our common shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “URE” and on the NYSE MKT LLC (“NYSE MKT”) under the symbol “URG.” On March 3, 2014, the last reported sale price of the common shares on the NYSE MKT was $1.71 per common share and on the TSX was Cdn$1.88 per common share.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2014.

TABLE OF CONTENTS

CAUTIONARY NOTE TO UNITED STATES INVESTORS	5

EXCHANGE RATE INFORMATION	5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5

THE COMPANY	5

USE OF PROCEEDS	5

SELLING SHAREHOLDERS	6

PLAN OF DISTRIBUTION	8

DESCRIPTION OF SHARE CAPITAL	11

DESCRIPTION OF WARRANTS	11

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	11

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	12

LEGAL MATTERS	13

EXPERTS	13

DOCUMENTS INCORPORATED BY REFERENCE	13

WHERE YOU CAN FIND MORE INFORMATION	13

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CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any prospectus supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference into this Prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “‘reserves”. Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards.

EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars.

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the rate of exchange as reported by the OANDA Corporation on its website www.oanda.com for conversion of U.S. dollars into Canadian dollars:

Currency Exchange Rates

The following table sets out the exchange rates for currencies expressed in terms of equivalent Canadian dollars for one U.S. dollar:

	Year Ended December 31
Canadian dollar	2009	2010	2011	2012	2013
End of period	$1.04940	$1.00020	$1.01990	$0.99690	$1.06970
Average for the period	$1.14235	$1.03075	$0.98930	$1.00019	$1.0302

	September	October	November	December	January	February
Canadian dollar	2013	2013	2013	2013	2014	2014
High for the month	$1.0544	$1.0464	$1.0594	$1.0711	$1.0642	$1.1169
Low for the month	$1.0225	$1.0292	$1.0416	$1.0586	$1.0629	$1.0959

The rate quoted by OANDA for the conversion of United States dollars into Canadian dollars on March 3, 2014 was CDN$1.1072 = US$1.00.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and within the meaning of applicable Canadian securities law, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus.

These statements include comments regarding: anticipated production and cash operating cost estimates; the receipt of environmental permits; anticipated schedules of mining and ramp up of production; estimated development costs; production capacity, production rates, and production costs and cash operating costs generally; the uranium market; mining operations and uranium recovery rates; permitting; the establishment and estimates of mineral reserves and resources; geological, environmental, community and engineering studies; exploration efforts and activities; identification of acquisition and growth opportunities; our “passive foreign investment company” (“PFIC”) status in 2013 and subsequent years; and our ability to meet cash requirements.

The following, in addition to the factors described under “Risk Factors” in any accompanying prospectus supplement, are among the factors that could cause actual results to differ materially from the forward-looking statements:

•	significant increases or decreases in uranium prices;
•	environmental costs and risks;
•	unexpected changes in business and economic conditions;
•	acquisitions and integration;
•	timing of receipt and maintenance of government approvals and permits;
•	unanticipated title issue;
•	availability of skilled personnel;
•	competitive factors, including competition for property acquisitions;
•	possible litigation; and
•	availability of capital on reasonable terms or at all.

These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this Prospectus, in any accompanying prospectus supplement and in any documents incorporated by reference into this prospectus and any related prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to the forward-looking statements to reflect future events or developments.

THE COMPANY

Ur-Energy is an exploration stage junior mining company engaged in the identification, acquisition, exploration, development and operation of uranium mineral properties in the United States and Canada.  Our current land portfolio includes 14 projects in the United States and three exploration projects in Canada. Ten of the U.S. projects are in the Great Divide Basin, Wyoming, including our flagship project, Lost Creek, which began production in August 2013.  The Lost Creek in-situ processing facility has a two million pounds per year nameplate capacity.  Five of the projects at the Lost Creek Property contain NI 43-101 compliant mineral resources: Lost Creek, LC East, LC West, LC South and LC North. In December 2013, we concluded the acquisition of Pathfinder Mines Corporation, which includes the mineral properties at historic Shirley Basin and Lucky Mc mine sites in Wyoming and a byproduct disposal site.

In this Prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires.

Our corporate office is located at 10758 W. Centennial Road, Suite 200, Littleton, CO 80127 and our telephone number is (720) 981-4588. Our website address is www.urenergy.com .. The information on our website is not part of this Prospectus.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Common Shares offered by them under this Prospectus. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders covered by this Prospectus.

We will bear all of the expenses of the offering of Common Shares, except that the Selling Shareholders will pay any applicable underwriting fees, discounts or commissions and expenses with respect to the sale of their Common Shares.

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SELLING SHAREHOLDERS

The Common Shares offered hereby were issued to certain Selling Shareholders in connection with certain financing transactions completed during 2013. In December 2013 we completed a Private Placement of 4,709,089 units to certain accredited investors, with each unit consisting of one common share and one-half of a three-year warrant to purchase one common share at an exercise price of $1.35 per share. This Prospectus includes the 4,709,089 shares received by certain of the Selling Shareholders in the Private Placement as well as 2,354,547 shares issuable upon exercise of the warrants received by such Selling Shareholders in the Private Placement. In connection with the Private Placement, we entered into a registration rights agreement with certain of the Selling Shareholders which required us to register the resale of the Common Shares and Common Shares issuable upon exercise of the warrants.

In addition, this Prospectus includes 5,844,567 Common Shares issuable upon exercise of warrants received by RMBAH in connection with certain debt financing provided by RMBAH. RMBAH is the lender under our First Facility Agreement and our Second Facility Agreement. In connection with the First Facility Agreement, on June 24, 2013 we issued warrants to RMBAH to purchase 4,294,167 common shares at an exercise price of Cdn$1.20 per common share, exercisable through June 24, 2018. In connection with the Second Facility Agreement, on August 27, 2013 we issued warrants to purchase 3,100,800 common shares at an exercise price of Cdn$1.25 per common share, exercisable through August 27, 2018. As of January 7, 2014, we had borrowed $5,000,000 under the First Facility Agreement and the Second Facility Agreement had been repaid and terminated. The number of warrants issued in connection with the Second Facility Agreement was subsequently reduced to 1,550,400 as a result of our repayment of the amount outstanding under the Second Facility Agreement. In connection with the Second Facility Agreement, we agreed to register the resale of the Common Shares issuable upon exercise of the warrants held by RMBAH.

The 12,908,203 Common Shares are being registered to permit public sales of the shares, and the Selling Shareholders may offer the shares for resale from time to time pursuant to this Prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those Common Shares. We may from time to time include additional Selling Shareholders in supplements or amendments to this Prospectus.

The table below sets forth certain information regarding the Selling Shareholders and the number of Common Shares offered by them in this Prospectus. Unless otherwise indicated in the footnotes to the table below: (i) subject to community property laws where applicable, the Selling Shareholders, to our knowledge, have sole voting and investment power with respect to the shares beneficially owned by them; (ii) none of the Selling Shareholders are broker-dealers, or are affiliates of a broker-dealer; and (iii) the Selling Shareholders have not had a material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC. The Selling Shareholders’ percentage of ownership of our outstanding shares in the table below is based upon 128,012,043 common shares outstanding as of February 24, 2014.

	Ownership Before Offering				Ownership After Offering (1)
Selling Shareholder	Number of Common Shares beneficially owned	Percent of Common Shares Outstanding		Number of Common Shares offered	Number of Common Shares beneficially owned	Percentage of Common Shares beneficially owned
RMB Australia Holdings Ltd. (2)	5,844,567	4.6%		5,844,567	0	—%
BlackRock, Inc. (3)	12,373,156	9.7%		2,727,272	9,645,884	7.5%
Lazarus Investment Partners LLLP (4)	10,201,236	8.0%		1,363,637	8,837,599	6.9%
Aspire Capital Fund, LLC (5)	681,818	*	%	681,818	0	—%
Brio Capital Master Fund Ltd (6)	681,818	*	%	681,818	0	—%
Anson Investments Master Fund LP (7)	409,091	*	%	409,091	0	—%
Hudson Bay Master Fund, Ltd (8)	340,908	*	%	340,908	0	—%
E. Jeffrey Peierls (9)	215,242	*	%	98,142	117,100	*	%
Brian Eliot Peierls (10)	161,200	*	%	68,100	93,120	*	%
The Peierls Foundation, Inc (11)	1,013,000	*	%	273,000	740,000	*	%
UD E.F. Peierls for Brian E. Peierls (11)	57,600	*	%	24,600	33,000	*	%
UD E.F. Peierls for E. Jeffrey Peierls (11)	57,600	*	%	24,600	33,000	*	%
UD J.N. Peierls for Brian Eliot Peierls (11)	76,050	*	%	34,050	42,000	*	%
UD J.N. Peierls for E. Jeffrey Peierls (11)	76,050	*	%	34,050	42,000	*	%
UD E.S. Peierls for E.F. Peierls et al (11)	36,000	*	%	15,000	21,000	*	%
UW E.S. Peierls for Brian E. Peierls – Accumulation (12)	51,600	*	%	24,600	27,000	*	%
UW E.S. Peierls for E. Jeffrey Peierls – Accumulation (12)	31,650	*	%	13,650	18,000	*	%
UW J.N. Peierls for Brian E. Peierls (11)	64,800	*	%	25,800	39,000	*	%
UW J.N. Peierls for E. Jeffrey Peierls (11)	64,800	*	%	25,800	39,000	*	%
UD Ethel F. Peierls Charitable Lead Trust (12)	130,800	*	%	47,700	83,100	*	%
James J. Miller (13)	125,000	*	%	75,000	50,000	*	%
Jeffrey A. Beunier (14)	414,258	*	%	75,000	339,258	*	%

TOTAL				12,908,203

* represents less than 1%.

6

(1)	Represents the amount of Common Shares that will be held by the Selling Shareholders after completion of this offering based on the assumptions that (a) all Common Shares registered for sale by the registration statement of which this Prospectus is part will be sold and (b) that no other Common Shares beneficially owned by the Selling Shareholders are acquired or are sold prior to completion of this offering by the Selling Shareholders.

(2)	Gregory Steven Gay, Arnold Vogel and Michael Louis Schonfeld are directors of RMBAH and hold the voting and dispositive power over the Common Shares held by RMBAH. RMBAH is the lender under our First Facility Agreement and our Second Facility Agreement. In connection with the First Facility Agreement, on June 24, 2013 we issued warrants to RMBAH to purchase 4,294,167 common shares at an exercise price of Cdn$1.20 per common share, exercisable through June 24, 2018. In connection with the Second Facility Agreement, on August 27, 2013 we issued warrants to purchase 3,100,800 common shares at an exercise price of Cdn$1.25 per common share, exercisable through August 27, 2018. As of January 7, 2014, we had borrowed $5,000,000 under the First Facility Agreement and the Second Facility Agreement had been repaid and terminated. The number of warrants issued in connection with the Second Facility Agreement was subsequently reduced to 1,550,400 as a result of our repayment of the amount outstanding under the Second Facility Agreement. The principal business address of RMBAH is Level 13, 60 Castlereagh Street, NSW 2000, Australia.

(3)	The 12,373,156 common shares held prior to the offering includes common shares beneficially held by BGF World Energy Fund (the “BlackRock Fund”) including the 2,727,272 common shares included in this Prospectus and common shares beneficially held by various other funds managed by certain advisory subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the Common Shares. All of the Common Shares being registered hereby are registered in the name of Jayvee &Co. as nominee for the benefit of the BlackRock Fund, for which BlackRock Investment Management (UK) Limited acts as Investment Adviser. On behalf of BlackRock Investment Management (UK) Limited, the Investment Adviser of the BlackRock Fund, Robin Batchelor, as a Managing Director of BlackRock Investment Management (UK) Limited, has voting and investment power over such Common Shares. Robin Batchelor expressly disclaims beneficial ownership of all Common Shares held by the BlackRock Fund. The BlackRock Fund is an affiliate of certain registered broker-dealers, however the BlackRock Fund purchased the Common Shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the Common Shares. The address for the BlackRock Fund, BlackRock Investment Management (UK) Limited and Robin Batchelor is 12 Throgmorton Avenue, London EC2N 2DL United Kingdom.

(4)	Lazarus Investment Partners LLLP is a Delaware limited liability limited partnership (“Lazarus Partners”). Lazarus Management Company LLC, a Colorado limited liability company (“Lazarus Management”), as the investment adviser of Lazarus Partners, and as the general partner of Lazarus Partners, and Justin B. Borus (“Mr. Borus”), as the managing member of Lazarus Management, may be deemed to beneficially own the Common Shares held by Lazarus Partners, insofar as they may be deemed to voting and dispositive power over the Common Shares. The foregoing should not be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the Common Shares, and each of Lazarus Management and Mr. Borus disclaims beneficial ownership as to the Common Shares, except to the extent of his or its pecuniary interests therein. Such information is based upon a Schedule 13G/A filing dated February 14, 2013. The principal business address of Lazarus Partners is 3200 Cherry Creek South Drive, Suite 670, Denver, Colorado 80209.

7

(5)	Aspire Capital Partners, LLC is the managing member of Aspire Capital Fund, LLC. SGM Holdings Corp. is the managing member of Aspire Capital Partners, LLC. Steven G. Martin is the president and sole shareholder of SGM Holdings Corp. Erik J. Brown is a principal of Aspire Capital Partners, LLC. Christos Komissopoulos is a principal of Aspire Capital Partners, LLC. Each may be deemed to have shared voting and investment power over Common Shares owned by Aspire Capital Fund, LLC. Each of Aspire Capital Partners, LLC, SGM Holdings Corp., Mr. Martin, Mr. Brown and Mr. Komissopoulos disclaim beneficial ownership of the shares of Common Shares held by Aspire Capital Fund, LLC. The principal business address of Aspire Capital is 155 N. Wacker Drive, Suite 1600, Chicago, Illinois 60606.

(6)	Shaye Hirsch holds voting and dispositive power over the Common Shares held by Brio Capital Master Fund Ltd (“Brio Capital”). The principal business address of Brio Capital is 100 Merrick Road, Suite 401, Rockville Centre, NY 11570.

(7)	M5V Advisors Inc and Frigate Ventures LP (“M5V” and “Frigate”), the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(8)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), holds voting and dispositive power over the Common Shares held by Hudson Bay. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaim beneficial ownership over these Common Shares. The principal business address of Hudson Bay is 777 Third Avenue, 30th Floor, New York, NY 10017.

(9)	The principal address for E. Jeffrey Peierls is 73 South Holman Way, Golden, CO 80401.

(10)	The principal address for Brian Eliot Peierls is 7808 Harvestman Cove, Austin, TX 78731.

(11)	E. Jeffrey Peierls is the Trustee for these Selling Shareholders and may be deemed to beneficially own the Common Shares held by these Selling Shareholders, insofar as he holds voting and dispositive power over the Common Shares held by these Selling Shareholders. The principal business address for these Selling Shareholders is 73 South Holman Way, Golden, CO 80401.

(12)	Brian Eliot Peierls and E. Jeffrey Peierls are the Trustees for these Selling Shareholders and may be deemed to beneficially own the Common Shares held by these Selling Shareholders, insofar as they hold shared voting and dispositive power over the Common Shares held by these Selling Shareholders. The principal business address for these Selling Shareholders is 73 South Holman Way, Golden, CO 80401.

(13)	The principal address for James J. Miller is First City Crestone, 5347 S Valentia Way #340, Greenwood Village, Co 80111.

(14)	The principal address for Jeffrey A Beunier is 4001 East 3rd Avenue, Denver, CO 80220.

PLAN OF DISTRIBUTION

On behalf of the Selling Shareholders, we are registering 12,908,203 Common Shares for possible resale by the Selling Shareholders. Unless the context otherwise requires, as used in this Prospectus, “Selling Shareholders” includes donees, pledgees, transferees or other successors-in-interest selling such Common Shares or interests in Common Shares received after the date of this Prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may offer and sell all or a portion of the Common Shares, as applicable, covered by this Prospectus from time to time, in one or more or any combination of the following transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholders also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders may sell the Common Shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Common Share from time to time will be determined by the Selling Shareholders and, at the time of the determination, may be higher or lower than the market price of our Common Shares on TSX, NYSE MKT, or any other exchange or market.

In connection with the sale of the Common Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The aggregate proceeds to the Selling Shareholders from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. We will bear all of the expenses of the offering of Common Shares, except that the Selling Shareholders will pay any applicable underwriting fees, discounts or commissions and expenses with respect to the Common Shares.

The Selling Shareholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Common Shares including liabilities arising under the Securities Act.

The Selling Shareholders have advised us that they have not, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon entering into, or upon notification by the Selling Shareholders that they have entered into, any material arrangement with an underwriter or broker-dealer for the sale of the Common Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the Common Shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

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•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a Selling Shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 Common Shares, we will, to the extent required, promptly file a supplement to this Prospectus to name specifically such person as a selling shareholder.

The Selling Shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Shares offered in this Prospectus by the Selling Shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Shares in the market and to the activities of the Selling Shareholders and their affiliates.

To the extent required, this Prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Common Shares under this Prospectus, the Selling Shareholders may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

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DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of Class A Preference Shares, without par value. As at February 24, 2014, we had 128,012,043 common shares outstanding and no Class A Preference Shares are outstanding.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each Common Share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. Distributions in the form of dividends, if any, will be set by the Board.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Canada Business Corporations Act. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

DESCRIPTION OF WARRANTS

Included in this Prospectus are 8,199,114 Common Shares issuable upon exercise of warrants held by the Selling Shareholders. Warrants to purchase 4,294,167 Common Shares were issued to RMBAH on June 24, 2013 pursuant to our First Facility Agreement. Such warrants were exercisable immediately at an exercise price of Cdn$1.20 per Common Share and expire on June 24, 2018.

Warrants to purchase 3,100,800 common shares were issued to RMBAH on August 27, 2013 pursuant to our Second Facility Agreement. As of January 7, 2014, the Second Facility Agreement has been repaid and terminated. As a result of our repayment of the amount outstanding under the Second Facility Agreement, the warrants to purchase 3,100,800 common shares were reduced to 1,550,400. The warrants to purchase 1,550,400 Common Shares are included in this Prospectus. Such warrants were exercisable immediately at an exercise price of Cdn$1.25 per Common Share and expire on August 27, 2018.

Warrants to purchase 2,354,547 Common Shares held by the remaining Selling Shareholders were issued on December 19, 2013 and were exercisable immediately at an exercise price of $1.35 per share. Such warrants expire on December 19, 2016.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Non-Residents of Canada

The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the “Tax Act”) to a holder who acquires Common Shares as beneficial owner pursuant to the Prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares as capital property, deals at arm’s length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.

The Common Shares will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder has acquire the Common Shares in a transaction or transactions considered to be an adventure in the nature of trade.

The term “US Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980) as amended, (the “Convention”), is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Convention. In some circumstances, fiscally transparent entities (including limited liability companies) will be entitled to benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

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This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Convention, counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.

This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Disposition of Common Shares

Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares, nor will capital losses arising from the disposition be recognized under the Tax Act, unless the Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided the shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE MKT) at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Common Shares was determined directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as determined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or a options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists.

If the Common Shares are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares, may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

A Non-Resident Holder whose shares are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

Under the Tax Act, dividends on shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian non-resident withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences to U.S. Shareholders under the Passive Foreign Investment Company Rules

Investors in the Common Shares of Ur-Energy that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that the Corporation may be a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2013 and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our Common Shares. Gain realized upon a disposition of our Common Shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. shareholders who own Common Shares of the Corporation if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”).

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A U.S. shareholder may make a timely "qualified electing fund" election (“QEF election”) or a "mark-to-market" election with respect to our Common Shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder’s holding period in which the Corporation is a PFIC. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from the Corporation annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower tier PFIC. The mark-to-market election is available only if our Common Shares are considered regularly traded on a qualifying exchange, which the Corporation cannot assure will be the case for years in which it may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

The Corporation will use its commercially reasonable efforts to make available to U.S. Holders, upon their written request: (a) timely and accurate information as to its status as a PFIC and the PFIC status of any subsidiary in which the Corporation owns more than 50% of such subsidiary’s total aggregate voting power, and (b) for each year in which the Corporation determines that it is a PFIC, upon written request, a PFIC annual information statement with respect to the Corporation and with respect to each such subsidiary that the Corporation determines is a PFIC.

Special adverse rules that impact certain estate planning goals could apply to our Common Shares if the Corporation is a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Ottawa, Ontario, has provided its opinion on the validity of the Common Shares offered by this Prospectus.

EXPERTS

The financial statements incorporated by reference in this Prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information it files with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this Prospectus, except for any information superseded by information contained directly in this Prospectus, any accompanying prospectus supplement or any subsequently filed document deemed to be incorporated by reference. Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from the Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado USA 80127, telephone: 720-981-4588.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.

(a)	Our annual report on Form 10-K filed with the SEC on March 3, 2014;

(b)	the description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description; and

(c)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the end of the offering of the Common Shares made by this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. The SEC maintains a web site (http://www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the Common Shares being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,245
Accounting fees and expenses*	5,000
Legal fees and expenses*	5,000
Transfer Agent and Registrar Fees and Expenses*	1,000
Printing and EDGAR costs*	2,000
Total*	$15,245

* Estimated for purposes of completing the information required pursuant to this item 14. Actual expenses may vary.

Item 15. Indemnification of Officers and Directors

Our by-laws provide that we will indemnify our officers and directors to the extent permitted by the Canada Business Corporations Act, or CBCA or law permits or requires.

Our ability to indemnify our directors and officers is governed by section 124 of the CBCA. Under this provision, we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer or in a similar capacity, of another entity (the “individual”) against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved by reason of their association with us or such other entity. However, we may not indemnify an individual unless the individual:

(a) acted honestly and in good faith with a view to the best interests of our or such other entity for which the individual acted as director or officer or in a similar capacity at our request, as the case may be; and

(b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

We may advance funds to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the amount advanced if the individual does not fulfill the conditions of sections (a) and (b) above.

With the approval of a court, we may indemnify an individual, or advance funds, in respect of an action by or on our behalf or by or on behalf of another entity to procure a judgment in our favor to which the individual is made a party because of the individual’s association with us or such other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills the conditions in clauses (a) and (b) above.

In addition to the right to indemnification set forth in our by-laws, the CBCA provides that an individual is entitled to indemnification from us in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with us or such other entity, if the individual seeking indemnity:

(a) was not judged by the court of other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfills the conditions set out in clauses (a) and (b) above.

We maintain a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon the acts or omissions of our directors and officers, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Description of Document
3.1	Ur-Energy Inc. Articles of Continuance and Articles of Amendment *

3.2	Ur-Energy Inc. Amended By-Law No. 1 *

5.1	Opinion and Consent of Fasken Martineau DuMoulin LLP *

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of TREC, Inc.

23.3	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1) *

24.1	Power of Attorney (included on signature page) *

*	Previously filed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Casper, Wyoming, USA, on this 4th day of March, 2014 .

UR-ENERGY INC.

By:	/s/Wayne W. Heili
Name: Wayne W. Heili
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Wayne W. Heili	President, Chief Executive Officer and Director	03/04/2014
Wayne W. Heili	(Principal Executive Officer)

/s/ Roger L. Smith	Chief Financial Officer	03/04/2014
Roger L. Smith	(Principal Financial and Accounting Officer)

/s/ Jeffrey T. Klenda *	Chairman and Executive Director	03/04/2014
Jeffrey T. Klenda

/s/ W. William Boberg *	Director	03/04/2014
W. William Boberg

/s/ James M. Franklin *	Director	03/04/2014
James M. Franklin

/s/ Paul Macdonell *	Director	03/04/2014
Paul Macdonell

/s/ Thomas Parker *	Director	03/04/2014
Thomas Parker

* Signed by Roger L. Smith pursuant to power of attorney.

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EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1	Ur-Energy Inc. Articles of Continuance and Articles of Amendment *

3.2	Ur-Energy Inc. Amended By-Law No. 1 *

5.1	Opinion and Consent of Fasken Martineau DuMoulin LLP *

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of TREC, Inc.

23.3	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1) *

24.1	Power of Attorney (included on signature page) *

*	Previously filed

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